Contact:
Sara Buda
Lionbridge Technologies, Inc.
(781) 434-6190
sara.buda@lionbridge.com

LIONBRIDGE REPORTS Q3 REVENUE OF $111.5 MILLION, GAAP EPS OF ($0.01) AND NON-GAAP
CASH EARNINGS OF $0.06

Cash Flow from Operations of $7.5 Million Underscores Strong Fundamentals;
Pipeline of Large, New Client Programs Indicates Solid Demand for 2008

WALTHAM, Mass. – November 06, 2007 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended September 30, 2007. Financial and business highlights for the third quarter include:

•	Revenue of $111.5 million, an increase of $3.6 million from the quarter ended September 30, 2006. For the first nine months of 2007, the Company delivered revenue of $334.8 million, an increase of 5.4% from the same period of 2006.

•	Total gross profit dollars of $36.7 million, an increase of $1.2 million from the prior year’s Q3.

•	GAAP net loss of $666,000, or ($0.01) per share based on 59.6 million weighted average basic common shares outstanding. This compares to a GAAP net loss of $933,000, or ($0.02) per share in the third quarter of 2006.

•	Income before tax of $1.0 million or $0.02 per share. This is an increase of $1.1 million or $0.02 per share from the prior year’s third quarter.

•	Non-GAAP cash earnings of $3.5 million or $0.06 per share. The Company defines non-GAAP cash earnings as GAAP net income excluding merger, restructuring and related costs, stock-based compensation and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $7.5 million during the quarter. This marks an increase of $5.5 million from the prior year’s Q3.

•	The Company’s ending cash balance was $31.4 million at September 30, 2007. During the quarter, Lionbridge repaid $4.0 million of its long term debt, reducing the Company’s total long term debt balance to $71.8 million.

•	During the quarter, the Company announced that its Board of Directors has authorized management to repurchase, with its discretion, up to $12 million of the Company’s stock.

•	Lionbridge secured several new client programs during the quarter, including contracts with a brand name home improvement company and a large PC manufacturer.

“The fundamentals of the business remain strong, we are driving solid cash flows and the sales pipeline is building nicely for 2008,” said Rory Cowan, CEO, Lionbridge. “We are meeting growing demand for our globalization, testing and development services with the right approach – technology-based services, deep industry expertise and experienced people. With a strong base of recurring clients and increased deployment of the industry’s most advanced language platform, we are confident in our prospects for top line growth and margin expansion.”

The Company provided updated revenue expectations for the fourth quarter with estimated revenue of $107.0 to $111.0 million, reflecting the Company’s traditional Q4 seasonality.

The Company provided a preliminary outlook for revenue growth for FY 2008 with estimated top line growth of 6-10% over expected FY 2007 revenue.

The Company will host a conference call today at 9:00 am ET regarding the content of this release, its business outlook and other matters. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/nov6 . A replay will be available at this location for one week.

Non-GAAP Financial Measures
In this release, the Company’s Cash Earnings disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. Cash Earnings represents GAAP net income excluding amortization of acquisition-related intangible assets, merger, restructuring and related costs and stock based compensation expenses. Cash Earnings are presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as the Company’s ability to meet future debt service and working capital requirements. Management believes the cash earnings information is useful to investors for these reasons. Cash Earnings is a non-GAAP financial measure and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income (loss) and has provided a reconciliation of Cash Earnings to net income (loss) on the last page of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and offshoring services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, profitability, and margin and revenue growth of Lionbridge in the remainder of fiscal year 2007 and 2008; anticipated customer demand; and the timing and impact of productivity and operational efficiencies.  Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements.  Factors that might cause such a difference include the loss of a major client or customer; the termination of customer contracts prior to the end of their term; the size, timing and recognition of revenue from clients, Lionbridge’s ability to successfully implement and complete operational systems deployment initiatives; the ability of Lionbridge to realize the expected benefits of its operational systems deployment initiatives and the timing of the realization of such benefits; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; Lionbridge’s ability to attract and retain highly skilled resources to meet customer demands; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; Lionbridge’s ability to resolve taxation questions regarding acquired businesses; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; the Company’s dependence on clients’ product releases and production schedules to generate revenues; the timing and speed of customer and user acceptance of Lionbridge’s language technology; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; customer delays or postponements of services using Freeway or Logoport; the failure of Freeway or Logoport to keep pace with technological changes or changing customer needs; Lionbridge’s ability to expand or accelerate user adoption of Freeway; Lionbridge’s ability to develop and deploy Logoport; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; the impact of foreign currency fluctuations on its margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; customer delays or postponements of services; costs associated with restructuring of certain operations in Europe and other locations, the timing of any anticipated benefits and the ability to realize such benefits; changes in customer procurement strategies; risks associated with management of growth; Lionbridge being held liable for defects or errors in its service offerings; political, economic and business fluctuations; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition; and Lionbridge’s ability to forecast revenue, profitability, customer demand and operating results. For a more detailed description of the risk factors associated with Lionbridge, please refer to Lionbridge’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue...............................................................	$111,544	$107,964	$334,751	$317,612
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) ...............................................................	74,820	72,445	221,844	209,219
Sales and marketing...............................................................	7,729	7,274	24,251	22,463
General and administrative.........................................................	20,807	18,882	62,708	55,664
Research and development......................................................	851	689	2,353	2,173
Depreciation and amortization............................................	1,300	1,323	3,918	4,228
Amortization of acquisition-related intangible assets........................	2,113	2,177	6,340	6,529
Merger, restructuring and other charges ..........................................	359	2,055	1,609	3,466

Total operating expenses...................................................	107,979	104,845	323,023	303,742

Income from operations...................................................	3,565	3,119	11,728	13,870
Interest expense:
Interest on outstanding debt ...................................................	1,324	1,984	4,130	5,890
Amortization of deferred financing costs and discount on debt ......	48	257	143	717
Interest income ...................................................	164	146	489	332
Other expense, net ...................................................	1,335	1,091	2,424	2,236

Income (loss) before income taxes...................................................	1,022	(67)	5,520	5,359
Provision for income taxes...................................................	1,688	866	5,767	4,297

Net income (loss) ...................................................	$(666)	$(933)	$(247)	$1,062

Net income (loss) per share of common stock:
Basic	$(0.01)	$(0.02)	$0.00	$0.02
Diluted	$(0.01)	$(0.02)	$0.00	$0.02
Weighted average number of common shares outstanding:
Basic	59,614	59,062	59,496	58,931
Diluted	59,614	59,062	59,496	60,784

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents.	$31,371	$27,354
Accounts receivable, net of allowances of $710 and $728 at September 30, 2007 and December 31, 2006, respectively...................................................	83,641	72,940
Work in process...................................................	29,895	29,311
Other current assets...................................................	12,873	7,153

Total current assets...................................................	157,780	136,758
Property and equipment, net...................................................	13,508	13,032
Goodwill ...................................................	131,044	131,044
Other intangible assets, net...................................................	30,554	36,894
Other assets...................................................	8,051	3,772

Total assets...................................................	$340,937	$321,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt.....................	$314	$355
Accounts payable.....................	21,372	18,730
Accrued compensation and benefits.....................	19,139	18,282
Other accrued expenses and current liabilities.....................	32,217	29,915
Deferred revenue.....................	11,775	8,583

Total current liabilities.....................	84,817	75,865
Long-term debt, less current portion.....................	71,809	77,855
Deferred income taxes, long-term.....................	8,052	7,685
Other long-term liabilities.....................	9,301	3,407

Total stockholders’ equity.....................	166,958	156,688

Total liabilities and stockholders’ equity.....................	$340,937	$321,500

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Cash EPS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income (loss) .....................	$(666)	$(933)	$(247)	$1,062
Amortization of acquisition-related intangible assets.....................	2,113	2,177	6,340	6,529
Merger, restructuring and other charges.....................	359	2,055	1,609	3,466
Stock-based compensation.....................	1,694	1,596	5,451	4,347

Cash earnings.....................	3,500	4,895	13,153	15,404
Fully diluted weighted average number of common shares outstanding	61,003	60,823	60,745	60,784
Adjusted Cash EPS.....................	$0.06	$0.08	$0.22	$0.25